For Immediate Release

ALLERGAN REPORTS FOURTH QUARTER OPERATING RESULTS
■	Pharmaceutical Sales Increased 27.4 Percent for the Fourth Quarter
■	Board of Directors Declares Fourth Quarter Dividend

(IRVINE, Calif., January 28, 2004)— Allergan, Inc. (NYSE: AGN) today announced operating results for the fourth quarter ended December 31, 2003. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.09 per share, payable on March 18, 2004 to stockholders of record on February 18, 2004.

Operating Results
For the quarter ended December 31, 2003:
•	Allergan’s net sales were $479.4 million, including $19.7 million of non-pharmaceutical product sales primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan on June 29, 2002.
•	Pharmaceutical sales were up 27.4 percent, or 22.3 percent at constant currency, compared to pharmaceutical sales in the fourth quarter of 2002.
•	Allergan reported a $0.70 diluted loss per share, including charges related to the acquisition of Oculex Pharmaceuticals, Inc., the write-off of unamortized origination fees associated with the retirement of Allergan’s Liquid Yield Option Notes due 2020 (“LYONs”), the effects of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments, and the reversal of restructuring charges and asset write-offs totaling $179.1 million pre-tax, compared to the $0.49 diluted earnings per share reported for the fourth quarter of 2002.
•	Allergan’s adjusted diluted earnings per share was $0.67, excluding charges related to the acquisition of Oculex Pharmaceuticals, Inc., the write-off of unamortized origination fees associated with the retirement of the LYONs , the effects of the unrealized gain, and the reversal of restructuring charges and asset write-offs representing a 24.1 percent increase compared to the adjusted diluted earnings per share of $0.54 reported for the fourth quarter of 2002. A reconciliation of the adjustments made from reported earnings per share to adjusted earnings per share is contained in the financial tables of this document.

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“We are very pleased with the many accomplishments of 2003, including several key product approvals and launches, the acquisition of Oculex Pharmaceuticals, Inc., and sales growth in excess of earnings growth,” said David E.I. Pyott, Chairman of the Board, President and Chief Executive Officer.

After more than 20 years of distinguished service to Allergan, Dr. Lester Kaplan, Executive Vice President of Research & Development has decided to take early retirement from the Company once a successor is in place. Dr. Kaplan has agreed to be available as an advisor to the CEO on R&D matters until the summer of 2005. David Pyott, Chairman, President & CEO commented: “Dr. Kaplan’s contribution to the Company has been significant as Allergan’s R&D team, under his leadership, has produced a rich stream of world class innovative products, particularly in the last 5 years as our R&D organization has undergone massive expansion. As our R&D group has rapidly evolved, Les has built up a strong leadership team both in clinical development and discovery. His ability to choose winning compounds and to assemble a first class portfolio of projects has been among his greatest and consistent achievements.” Allergan is in the process of evaluating a number of internal candidates as well as external applicants for this critical role for ensuring Allergan’s long term success. Dr. Lester Kaplan commented: “With a very strong and accomplished R&D management team in place and a pipeline which is the most exciting in our history, I believe this is an excellent time for an orderly transition of R&D leadership at Allergan. Therefore, I have decided to take this opportunity to pursue personal interests outside the sphere of the full time corporate environment.”

For full year 2003, therapeutic sales accounted for approximately 60% of total Botox® sales and therapeutic sales grew at approximately 25% in constant currency. For full year 2003, cosmetic sales accounted for approximately 40% of total Botox® sales and cosmetic sales grew at approximately 25% in constant currency.

Product and Pipeline Update
During the fourth quarter of 2003:
•	Allergan received approval in Canada for Combigan™ (a combination product of Alphagan® and timolol).
•	Allergan completed the acquisition of Oculex Pharmaceuticals, Inc.
•	Allergan submitted a new drug application to the United States Food & Drug Administration (FDA) for oral tazarotene, a highly selective retinoid, for the treatment of moderate to severe psoriasis.
•	Allergan received approval in the United States from the FDA for Elestat™ (epinastine ophthalmic solution 0.05%) for the prevention of itching associated with allergic conjunctivitis.
•	Allergan announced that the United States District Court for the Northern District of California ruled in favor of Allergan, Inc. and Syntex LLC in their patent infringement suit against Apotex, Inc., Apotex Corp., and Novex Pharma (the “Apotex Defendants”). As a result of the court’s ruling, the Apotex Defendants should not be permitted to market a generic version of Acular® until U.S. Patent No. 5,110,493 expires in 2009.
•	Allergan secured the Asia marketing rights for Restasis® outside Japan.

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Following the end of the fourth quarter of 2003:
•	Allergan announced that the Apotex Defendants dismissed their antitrust lawsuit against Allergan and Roche Palo Alto, LLC.
•	The European Commission approved Lumigan® as first-line therapy in the reduction of elevated intraocular pressure in chronic open-angle glaucoma and ocular hypertension.

Partnering Activities
•	Consistent with prior statements regarding maximizing the value of Allergan’s assets, Allergan has initiated a process to partner Lumigan® in Japan, and spin out its early stage retinoid technology.
•	Allergan announced plans to initiate a process to out-license the oral formulation of tazarotene for indications in both psoriasis and acne outside North America. In North America, Allergan currently intends to seek an acne development partner for oral tazarotene Phase 3 clinical trials.
•	Allergan and Inspire Pharmaceuticals Inc. entered into a co-promotion agreement in the United States for Elestat™ resulting in Inspire having the primary responsibility for selling, promotional and marketing activities related to Elestat™.

Outlook
For the first quarter of 2004, Allergan estimates:
•	Total pharmaceutical only sales between $425 million and $445 million.
•	Adjusted diluted earnings per share between $0.58 and $0.59.

For the second and third quarters of 2004, Allergan estimates diluted earnings per share growth between 17 percent and 19 percent compared to the second and third quarters of 2002.

For the full year of 2004, Allergan estimates:
•	Total pharmaceutical only sales between $1,850 million and $1,925 million.
o	Alphagan® Franchise sales between $200 million and $240 million.
o	Lumigan® sales between $210 million and $235 million.
o	Restasis® sales between $75 million and $95 million.
o	Botox® sales between $660 million and $700 million.
o	Tazorac® and Avage® sales between $85 million and $95 million.
•	Contract Sales to AMO between $80 million and $100 million.
•	Pharmaceutical only income statement ratios as follows:
o	Gross Profit approximately 83% to 84%.
o	Research and Development approximately 18%.
o	SG&A approximately 38% to 39%.

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•	Full year adjusted diluted earnings per share between $2.72 and $2.75. Adjusted diluted earnings per share guidance excludes any one-time items.
•	Full year diluted shares outstanding between 133 million and 134 million.
•	Days sales outstanding between 55 and 60 days.
•	Days on hand inventory approximately 90 days.

Forward-Looking Statements
In this press release, the statements regarding the outlook for Allergan’s earnings per share and revenue forecasts, and statements from Mr. Pyott, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including among other things, changing competitive market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors can be found in press releases issued by Allergan as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2002 Form 10-K and Allergan’s Form 10-Q for the quarter ended September 26, 2003. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to our customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Stephanie Fagan (714) 246-5232 (media)

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended

in millions, except per share amounts	December 31, 2003				December 31, 2002

		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Product sales
Net sales	$479.4	—		$479.4	$378.2	—		$378.2
Cost of sales	89.0	—		89.0	69.8	$(0.4	)(f)	69.4

Product gross margin	390.4	—		390.4	308.4	0.4		308.8

Research services
Research service revenues	—	—		—	12.7	—		12.7
Cost of research services	—	—		—	11.5	—		11.5

Research services margin	—	—		—	1.2	—		1.2

Selling, general and administrative	168.8	—		168.8	148.7	(0.7	)(g)	148.0
Research and development	270.9	$(179.2	)(a)	91.7	62.8	—		62.8
Restructuring charge (reversal) and asset write-offs, net	(0.4)	0.4	(b)	—	(2.0)	2.0	(b)	—

Operating income (loss)	(48.9)	178.8		129.9	100.1	(0.9)		99.2

Interest income	2.3	—		2.3	5.1	—		5.1
Interest expense	(3.4)	—		(3.4)	(4.6)	—		(4.6)
Unrealized gains on derivative instruments	0.6	(0.6	)(c)	—	1.0	(1.0	)(c)	—
Other, net	(3.5)	0.9	(d)	(2.6)	(12.2)	11.7	(d)	(0.5)

	(4.0)	0.3		(3.7)	(10.7)	10.7		—

Earnings (loss) before income taxes and minority interest	(52.9)	179.1		126.2	89.4	9.8		99.2

Provision for income taxes	38.4	0.1	(e)	38.5	25.0	2.7	(e)	27.7
Minority interest	(0.5)	—		(0.5)	—	—		—

Net earnings (loss)	$(90.8)	$179.0		$88.2	$64.4	$7.1		$71.5

Net earnings (loss) per share:
Basic	$(0.70)			$0.68	$0.50			$0.55

Diluted(h)	$(0.70)			$0.67	$0.49			$0.54

Weighted average number of common shares outstanding:(h)
Basic	130.3			130.3	129.4			129.4
Diluted	130.3			132.1	134.5			134.5

Selected ratios as a percentage of net sales

Gross profit	81.4%			81.4%	81.5%			81.6%
Selling, general and administrative	35.2%			35.2%	39.3%			39.1%
Research and development	56.5%			19.1%	16.6%			16.6%

(a)	In-process research and development charge related to the acquisition of Oculex Pharmaceuticals, Inc.
(b)	Restructuring charge (reversal) and asset write-offs, net related to the spin-off of AMO.
(c)	Unrealized gain on the mark-to-market adjustment to derivative instruments.
(d)	Loss on early extinguishment of debt.
(e)	Tax effect for non-GAAP adjustments.
(f)	Duplicate operating expenses of $0.7 million and a restructuring charge and asset write-offs reversal of $0.3 million related to the spin-off of AMO.
(g)	Duplicate operating expenses incurred related to the spin-off of AMO.
(h)	See “Reconciliation of Diluted Earnings Per Share” for GAAP and non-GAAP earnings per share computations.

Note:	“GAAP” refers to financial measures calculated as presented in accordance with generally accepted accounting principles in the United States.

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Year ended

in millions, except per share amounts	December 31, 2003				December 31, 2002

		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Product sales
Net sales	$1,755.4	—		$1,755.4	$1,385.0	—		$1,385.0
Cost of sales	320.3	—		320.3	221.7	$(3.7	)(f)	218.0

Product gross margin	1,435.1	—		1,435.1	1,163.3	3.7		1,167.0

Research services
Research service revenues	16.0	—		16.0	40.3	—		40.3
Cost of research services	14.5	—		14.5	36.6	—		36.6

Research services margin	1.5	—		1.5	3.7	—		3.7

Selling, general and administrative	693.6	—		693.6	629.5	(39.2	)(g)	590.3
Research and development	763.5	$(458.0	)(a)	305.5	233.1	(4.7	)(h)	228.4
Legal settlement	—	—		—	118.7	(118.7	)(i)	—
Restructuring charge (reversal) and asset write-offs, net	(0.4)	0.4	(b)	—	62.4	(62.4	)(b)	—

Operating income (loss)	(20.1)	457.6		437.5	123.3	228.7		352.0

Interest income	13.0	—		13.0	15.8	—		15.8
Interest expense	(15.6)	—		(15.6)	(17.4)	—		(17.4)
Loss on investments	—	—		—	(30.2)	30.2	(j)	—
Unrealized loss on derivative instruments	(0.3)	0.3	(c)	—	(1.7)	1.7	(c)	—
Other, net	(6.5)	0.9	(d)	(5.6)	—	1.0	(k)	1.0

	(9.4)	1.2		(8.2)	(33.5)	32.9		(0.6)

Earnings (loss) from continuing operations before income taxes and minority interest	(29.5)	458.8		429.3	89.8	261.6		351.4

Provision for income taxes	22.2	101.1	(e)	123.3	25.1	73.3	(e)	98.4
Minority interest	0.8	—		0.8	0.7	—		0.7

Earnings (loss) from continuing operations	(52.5)	357.7		305.2	64.0	188.3		252.3

Earnings from discontinued operations, net of applicable income tax expense of $7.0 million for the year ended 2002	—	—		—	11.2	(11.2	)(l)	—

Net earnings (loss)	$(52.5)	$357.7		$305.2	$75.2	$177.1		$252.3

Basic earnings (loss) per share:
Continuing operations	$(0.40)			$2.34	$0.49			$1.95
Discontinued operations	—			—	0.09			—

Net basic earnings (loss) per share	$(0.40)			$2.34	$0.58			$1.95

Diluted earnings (loss) per share:
Continuing operations(m)	$(0.40)			$2.31	$0.49			$1.92
Discontinued operations	—			—	0.08			—

Net diluted earnings (loss) per share	$(0.40)			$2.31	$0.57			$1.92

Weighted average number of common shares outstanding:(m)
Basic	130.2			130.2	129.6			129.6
Diluted	130.2			132.5	131.1			131.1

Selected ratios as a percentage of net sales
Gross profit	81.8%			81.8%	84.0%			84.3%
Selling, general and administrative	39.5%			39.5%	45.5%			42.6%
Research and development	43.5%			17.4%	16.8%			16.5%

(a)	In-process research and development charge related to the acquisition of Bardeen Sciences Company, LLC and Oculex Pharmaceuticals, Inc.
(b)	Restructuring charge (reversal) and asset write-offs, net related to the spin-off of AMO.
(c)	Unrealized loss on the mark-to-market adjustment to derivative instruments.
(d)	Loss on early extinguishment of debt.
(e)	Tax effect for non-GAAP adjustments.
(f)	Duplicate operating expenses of $2.6 million and restructuring charge and asset write-offs of $1.1 million.
(g)	Duplicate operating expenses incurred related to the spin-off of AMO.
(h)	Duplicate operating expenses of $0.7 million and partnering collaboration expense of $4.0 million.
(i)	Legal settlement regarding Lumigan.
(j)	Marked-to-market loss on investments and related third party collaborations.
(k)	Partnering deal settlement of $5.0 million, gain on sale of facility (spin-related) of $5.7 million and loss on early extinguishment of debt of $11.7 .million.
(l)	Discontinued operations.
(m)	See “Reconciliation of Diluted Earnings Per Share” for GAAP and non-GAAP earnings per share computations.

Note:	“GAAP” refers to financial measures calculated as presented in accordance with generally accepted accounting principles in the United States.

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
in millions	2003	2002

Assets

Cash and equivalents	$507.6	$774.0
Trade receivables, net	220.1	220.6
Inventories	76.3	70.4
Other current assets	124.2	135.2

Total current assets	928.2	1,200.2

Property, plant and equipment, net	422.5	352.0
Other noncurrent assets	404.2	254.4

Total assets	$1,754.9	$1,806.6

Liabilities and stockholders’ equity

Notes payable	$24.4	$89.7
Accounts payable	87.2	82.0
Accrued expenses and income taxes	271.8	231.9

Total current liabilities	383.4	403.6

Long-term debt	573.3	526.4
Other liabilities	79.6	68.3
Stockholders’ equity	718.6	808.3

Total liabilities and stockholders’ equity	$1,754.9	$1,806.6

DOH	78	92

DSO	42	53

Cash, net of debt	$(90.1)	$157.9

Debt-to-capital percentage	45.4%	43.3%

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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended				Year ended

	December 31,		December 31,		December 31,		December 31,
	2003		2002		2003		2002

Earnings (loss) from continuing operations, as reported	$(90.8)		$64.4		$(52.5)		$64.0

Non-GAAP pre-tax adjustments:
In-process research and development	179.2		—		458.0		—
Legal settlement	—		—		—		118.7
Restructuring charge (reversal) and asset write-offs	(0.4)		(2.3	)(c)	(0.4)		63.5 (c)
Duplicate operating expenses	—		1.4	(d)	—		42.5 (d)
Early extinguishment of debt	0.9		11.7		0.9		11.7
Unrealized (gain) loss on derivative instruments	(0.6)		(1.0)		0.3		1.7
Loss on investments	—		—		—		30.2
Partnering deals	—		—		—		(1.0)
Gain on sale of facility	—		—		—		(5.7)

	88.3		74.2		406.3		325.6
Tax effect for above items	(0.1)		(2.7)		(101.1)		(73.3)

	88.2		71.5		305.2		252.3
Non-GAAP earnings adjustment, net of tax due to spin-off of AMO(a)	—		—		—		(5.4)

Adjusted diluted earnings from continuing operations	88.2		71.5		305.2		246.9

Interest expense from convertible subordinated notes, net of tax	0.1		1.6		0.7		—

	$88.3		$73.1		$305.9		$246.9

Weighted average number of shares issued	130.3		129.4		130.2		129.6

Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	1.6		1.6		1.9		1.5

Dilutive effect of assumed conversion of convertible subordinated notes outstanding	0.2		3.5		0.4		—

	132.1		134.5		132.5		131.1

Diluted earnings (loss) per share from continuing operations, as reported	$(0.70)		$0.49		$(0.40)		$0.49
Effect of additional dilutive shares (b)	0.01		—		0.01		—

	(0.69)		0.49		(0.39)		0.49
Non-GAAP earnings per share adjustments:
In-process research and development	1.36		—		2.70		—
Legal settlement	—		—		—		0.65
Restructuring charge (reversal) and asset write-offs	—		(0.01)		—		0.35
Duplicate operating expenses	—		0.01		—		0.24
Early extinguishment of debt	0.01		0.06		—		0.06
Unrealized (gain) loss on derivative instruments	(0.01)		(0.01)		—		0.01
Loss on investments	—		—		—		0.16
Partnering deals	—		—		—		(0.01)
Gain on sale of facility	—		—		—		(0.03)

	0.67		0.54		2.31		1.92

Non-GAAP earnings adjustment, net of tax due to spin-off of AMO(a)	—		—		—		(0.04)

Adjusted diluted earnings per share from continuing operations	$0.67		$0.54		$2.31		$1.88

Year over year change		24.1%				22.9%

(a)	Reflects the estimated net impact of G&A dissynergies, cash from distribution and estimated income from contract sales to AMO that would have been incurred in the first six months of 2002 if Allergan’s specialty pharmaceutical businesses and AMO had been operating as stand-alone companies.
(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible subordinated notes.
(c)	The restructure charge and asset write-offs include a reversal of $0.3 million and a charge of $1.1 million included in cost of sales for the quarter and year ended December 31, 2002, respectively.
(d)	Duplicate operating expenses include charges of $0.7 million included in cost of sales for the quarter ended December 31, 2002 and $2.6 million and $0.7 million included in cost of sales and research and development, respectively, for the year ended December 31, 2002.

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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
			$ change			Percent change
	December 31,	December 31,
	2003	2002	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$272.4	$210.8	$61.6	$50.0	$11.6	29.2%	23.7%	5.5%
Botox/Neuromodulator	157.8	128.2	29.6	23.0	6.6	23.1%	17.9%	5.2%
Skin Care	29.5	21.9	7.6	7.4	0.2	34.7%	33.8%	0.9%

Total	459.7	360.9	98.8	80.4	18.4	27.4%	22.3%	5.1%

Other (primarily contract sales)	19.7	17.3	2.4	2.3	0.1	13.9%	13.3%	0.6%

Net sales, as reported	$479.4	$378.2	$101.2	$82.7	$18.5	26.8%	21.9%	4.9%

Alphagan P and Alphagan	$73.2	$64.7	$8.5	$6.0	$2.5	13.1%	9.3%	3.8%

Lumigan	51.7	35.1	16.6	14.3	2.3	47.3%	40.7%	6.6%

Other Glaucoma	6.0	5.9	0.1	(0.1)	0.2	1.7%	(1.7)%	3.4%

Restasis	15.9	—	15.9	15.9	—	n/a	n/a	n/a

Tazorac, Zorac and Avage	21.4	15.2	6.2	6.2	—	40.8%	40.8%	—

Domestic	69%	69%

International	31%	31%

	Year ended
			$ change			Percent change
	December 31,	December 31,
	2003	2002	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$999.5	$827.3	$172.2	$142.1	$30.1	20.8%	17.2%	3.6%
Botox/Neuromodulator	563.9	439.7	124.2	108.8	15.4	28.2%	24.7%	3.5%
Skin Care	109.3	90.2	19.1	18.8	0.3	21.2%	20.8%	0.4%

Total	1,672.7	1,357.2	315.5	269.7	45.8	23.2%	19.9%	3.3%

Other (primarily contract sales)	82.7	27.8	54.9	54.8	0.1	197.5%	197.1%	0.4%

Net sales, as reported	$1,755.4	$1,385.0	$370.4	$324.5	$45.9	26.7%	23.4%	3.3%

Alphagan P and Alphagan	$286.8	$248.5	$38.3	$30.4	$7.9	15.4%	12.2%	3.2%

Lumigan	181.3	123.0	58.3	51.8	6.5	47.4%	42.1%	5.3%

Other Glaucoma	22.7	24.6	(1.9)	(3.6)	1.7	(7.7)%	(14.6)%	6.9%

Restasis	38.3	—	38.3	38.3	—	n/a	n/a	n/a

Tazorac, Zorac and Avage	80.3	62.1	18.2	18.1	0.1	29.3%	29.1%	0.2%

Domestic	70%	71%

International	30%	29%

Note:	Currency effect is determined by comparing adjusted 2003 reported amounts, calculated using 2002 monthly average exchange rates for the respective period, to the actual 2002 reported amounts. Constant currency sales is not a GAAP defined measure of revenue. Allergan routinely evaluates its net sales performance at constant currency rates because Allergan believes it provides a useful measure of actual local currency sales performance year over year. Constant currency sales as defined and presented by Allergan may not be comparable to similar measures reported by other companies.

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